Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Patriot National Bancorp, Inc. of our report dated April 15, 2025, relating to the consolidated financial statements of Patriot National Bancorp, Inc., appearing in the Annual Report on Form 10-K of Patriot National Bancorp, Inc. for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Hartford, Connecticut

May 14, 2025